Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS

TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinions dated October 16, 2009 on the financial statements of New Air Inc. (the Company) for the period from incorporation (July 10, 2009) to August 31, 2009 and Baby’s Breath Ltd. for the years ended December 31, 2008 and 2007 included in its Amendment No. 1 to its Form S-1 Registration Statement being filed by the Company.

	By:	/s/ SCHWARTZ LEVITSKY FELDMAN LLP
Schwartz Levitsky Feldman LLP

Toronto, Ontario, Canada January 6, 2010		Chartered Accountants Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663